Exhibit 21

AMCOL INTERNATIONAL CORPORATION
SUBSIDIARY LISTING

COMPANY NAME	COUNTRY	STATE	OWNERSHIP %
ADAE SKA	Poland		100
AMCOL Australia Pty Ltd	Australia		100
AMCOLL de Mexico, S.A. de C.V.	Mexico		100
AMCOL DongMing Industrial Minerals Co., Ltd.	China		100
AMCOL Health & Beauty Solutions, Inc.	USA	DE	100
AMCOL (Holdings) Ltd.	UK		100
AMCOL International B.V.	Netherlands		100
AMCOL International Holdings Corporation	USA	DE	100
AMCOL International (Thailand) Ltd.	Thailand		100
AMCOL Korea Ltd.	Korea		100
AMCOL Mauritius	Mauritius		100
AMCOL MinChem (Jianping) Co. Ltd.	China		100
AMCOL Minerals and Materials (India) Pvt Ltd.	India		100
AMCOL Minerals and Materials Singapore Pte. Ltd.	Singapore		100
AMCOL Minerals Eu Limited	UK		100
AMCOL Minerals Europe Limited	UK		100
AMCOL Minerals Madencilik San Ve Tic A.S.	Turkey		100
AMCOL SKA	Poland		100
American Colloid Company	USA	DE	100
Ameri-Co Carriers, Inc.	USA	NE	100
Ameri-Co Logistics, Inc.	USA	NE	100
Bonmerci Investments 103 (Pty)	South Africa		100
Batlhako Mining Ltd	South Africa		74
CETCO Czech	Czech Republic		100
CETCO do Brazil Servicios de Construcao Ltda	Brazil		100
CETCO do Brasil Services Productos e de Meio-Abiente Ltd.	Brazil		100
CETCO Energy Services Company LLC	USA	DE	100
CETCO Europe Limited	UK		100
CETCO France	France		100
CETCO Germany	Germany		100
CETCO Iberia Construcciones y Servicios	Spain		100
CETCO Iberia S.L.	Spain		100
CETCO Korea Ltd.	Korea		100
CETCO Lining Technologies India Pvt. Ltd.	India		80
CETCO Oilfield Services Company Limited	Canada	Ontario	100
CETCO Oilfield Services Limited	UK		100
CETCO Oilfield Services Pty. Ltd.	Australia		100
CETCO Oilfield Services Asia Ltd.	Malaysia		100
CETCO Oilfield Services de Mexico, S.A. de C.V.	Mexico		100
CETCO Oilfield Services Nigeria Limited	Nigeria		100
CETCO-POLAND Sp. z o.o	Poland		100
CETCO Poland SKA	Poland		100
CETCO Technologies (Suzhou) Co. Ltd.	China		100
Colloid Environmental Technologies Company LLC	USA	DE	100
COS Employment Services de Mexico, S.A. de C.V.	Mexico		100
CVE CETCO Latino America Limitada	Chile		100
GreenRoof Insurance Co. LLC	USA	VT	100
Ingeniería y Construcción Cetco Limitada	Chile		99.9
Montana Minerals Development Company	USA	MT	100
Nanocor, LLC	USA	DE	100

Continued…

COMPANY NAME	COUNTRY	STATE	OWNERSHIP %
Poland Fundsz Inwestycyjny Zamkniety	Poland		100
Pt. CETCO Oilfield Services Indonesia	Indonesia		100
Volclay International LLC	USA	DE	100
AMCOL (Tianjin) Industrial Minerals Co., Ltd.	China		100
Volclay South Africa (Proprietary) Limited	South Africa		100
Volclay Trading (Proprietary) Limited	South Africa		100
AMCOL Tianyu	China		95